Exhibit 4.1

Execution Version

ACQUICOR TECHNOLOGY INC.,
as Company

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of December 19, 2006

8% CONVERTIBLE SENIOR NOTES DUE 2011

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(continued)

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CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	5.8
	(a)(2)	5.8
	(a)(3)	N/A**
	(a)(4)	N/A**
	(a)(5)	5.8
	(b)	5.9, 5.10, 5.13
	(c)	N/A**

Section	311(a)	5.14
	(b)	5.14
	(c)	N/A**

Section	312(a)	13.1, 13.2
	(b)	13.2
	(c)	13.2

Section	313(a)	13.4
	(b)(1)	N/A
	(b)(2)	13.4
	(c)	1.6, 13.4
	(d)	13.4

Section	314(a)	1.5, 8.5, 8.6, 13.5
	(b)	N/A**
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	N/A**
	(d)	N/A**
	(e)	1.2
	(f)	N/A**

Section	315(a)	5.1(a)
	(b)	1.6, 5.2
	(c)	5.1(b)
	(d)	5.1(c)
	(e)	4.14

Section	316(a)(last sentence)	1.1
	(a)(1)(A)	4.12
	(a)(1)(B)	4.13
	(a)(2)	N/A
	(b)	4.8
	(c)	1.4(e)

Section	317(a)(1)	4.3
	(a)(2)	4.4
	(b)	3.2

Section	318(a)	1.13

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N/A means Not Applicable

INDENTURE, dated as of December 19, 2006, among Acquicor Technology Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 4910 Birch St., Suite 102, Newport Beach, CA 92660 (herein called the “Company”), the Guarantors (as defined below) and U.S. Bank National Association, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 8% Convertible Senior Notes due 2011 (herein called the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of shares of common stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1.   Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and

(c)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.4(a).

“Acquisition” means the acquisition of Jazz Semiconductor, Inc. pursuant to the Merger Agreement.

“Additional Interest” means the obligation to pay additional interest provided for in Section 7 of the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means a member of, or a participant in, the Depositary.

“Aggregate Current Market Price” has the meaning specified in Section 10.5(e).

“American Depositary Shares” means U.S. Dollar denominated forms of equity ownership held in deposit in a custodian bank and evidenced by physical certificates of ownership (“American Depositary Receipts”) issued by a U.S. bank.

“Applicable Conversion Rate” means, at any given time, the Conversion Rate then in effect, rounded to the nearest 1/100th of a share.

“Applicable Conversion Reference Period” means the twenty (20) consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized pursuant to Section 5.12 to act on behalf of the Trustee to authenticate Securities.

“Authorized Share Increase” means the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock as described in the Offering Memorandum, dated December 12, 2006, setting forth information regarding the offering of the Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close; provided, however, that a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close shall not be a Business Day for purposes of Section 10.6.

“Cash Equivalents” means (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better, (3) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the qualifications specified in clause (2) above, (4) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition and (5) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (1)-(4) of this definition.

“Closing Price” means, with respect to the Common Stock on any day, the closing sale price regular way on such day or, in the case where no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the American Stock Exchange, The Nasdaq Stock Market or New York Stock Exchange, as applicable, or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any American Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or if no bid or asked price is available a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Code” has the meaning specified in Section 2.1.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means capital stock or other ownership interests of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a Corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of the class designated as common stock of the Company at the date of this Indenture or as such stock may be reconstituted from time to time. Subject to the provisions of Section 10.12, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Notice” has the meaning specified in Section 12.2(a).

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

“Completion Date” has the meaning specified in Section 10.5(f).

“Constituent Person” has the meaning specified in Section 10.12.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article X. The Company has initially appointed the Trustee as its Conversion Agent.

“Conversion Date” means the date on which both the Securities and the duly signed and completed notice have been delivered to the Trustee.

“Conversion Notice” has the meaning specified in Section 10.3.

“Conversion Price” means an amount equal to U.S. $1,000 divided by the Conversion Rate.

“Conversion Rate” has the meaning specified in Section 10.1.

“Conversion Shares” has the meaning specified in Section 10.5(m).

“Conversion Value” shall equal the product of (1) the Applicable Conversion Rate and (2) the average of the Closing Prices of the Common Stock for each of the twenty (20) consecutive Trading Days in the Applicable Conversion Reference Period.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292, Attn: Corporate Trust Services (Acquicor Technology Inc. - 8% Convertible Senior Notes due 2011)).

“Corporation” means a corporation, company, association, joint-stock company or business trust.

“Daily Trading Share Amount” for each day in the Applicable Conversion Reference Period shall equal the greater of:

(1)  zero; or

(2)  a number of shares determined by the following formula:

(Closing Price X Applicable Conversion Rate) - $1,000
20 X Closing Price

“Defaulted Interest” has the meaning specified in Section 2.8.

“Depositary” means, with respect to any Registered Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Registered Securities (or any successor securities clearing agency so registered).

“Distribution Date” has the meaning specified in Section 10.5(m).

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, a New York corporation.

“Escrow Agreement” means that certain Escrow Agreement, dated the date hereof, by and among the Company, the Trustee and U.S. Bank National Association, as escrow agent, as such agreement may be amended, supplemented or modified from time to time in accordance with its terms.

“Escrow Interest” means the interest income accrued and earned on the escrow account created pursuant to the Escrow Agreement through, but not including, the Special Mandatory Redemption Date.

“Event of Default” has the meaning specified in Section 4.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“Final Maturity” means December 31, 2011.

“Fundamental Change” means the occurrence at any time, after the original issuance of the Securities, of any of the following events:

(1) the Common Stock is neither listed for trading on any U.S. national securities exchange or the London Stock Exchange, nor approved for listing on The Nasdaq Global Market (at such time that The Nasdaq Global Market is not a U.S. national securities exchange) or any successor to The Nasdaq Global Market;

(2) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person (other than a Subsidiary); provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Fundamental Change;

(3) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the Company’s consolidated assets (considered together with its Subsidiaries) to any Person (other than one of its Subsidiaries); provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving Corporation or transferee immediately after such event shall not be a Fundamental Change;

(4) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Company, its Subsidiaries or the Company’s employee benefit plans)) files a Schedule 13D or a Schedule TO, disclosing that it has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or

(5) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; provided, however, that a liquidation or dissolution of the Company that is part of a transaction described in clause (2) above that does not constitute a Fundamental Change under the proviso contained in that clause shall not constitute a Fundamental Change;

further provided, that a Fundamental Change will not be deemed to have occurred if 90% of the consideration for the Common Stock (excluding cash payments in lieu of fractional shares and cash payments made in respect of dissenters’ appraisal rights, if any) in the transaction or transactions constituting the Fundamental Change consists of another Person’s Common Equity or American Depositary Shares representing shares of another Person’s Common Equity traded on a U.S. national securities exchange or quoted on the Nasdaq Global Market (at such time that the Nasdaq Global Market is not a U.S. national securities exchange), or which will be so traded or quoted when issued or exchanged in connection with the Fundamental Change, and as a result of such transaction or transactions the Securities become convertible solely into such common stock or American Depositary Shares.

For the purposes of this definition, “beneficial owner,” has the meaning attributed to it in Rule 13d-3 under the Exchange Act; and a “group” include any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Effective Date” has the meaning specified in Article IX.

“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Security” means a Registered Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Guarantors” means the Domestic Subsidiaries and their respective successors and assigns.

“Holder” means the Person in whose name the Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and rent payable on or in connection with, and all fees, costs, claims, expenses and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (1) all of such Person’s indebtedness evidenced by a credit or loan agreement, note, bond, debenture, or other similar instrument whether or not the recourse of the lender is to all of the Company’s assets or only to a portion, (2) all of such Person’s indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including, without limitation, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to all of such Person’s assets or only to a portion thereof, (3) all of such Person’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP, (4) all of such Person’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements, or any personal property included as part of any such lease, which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of such Person’s obligations under such lease or related document to purchase or cause a third party to purchase the leased property, whether or not such lease transaction is characterized as an operating lease or capitalized lease in accordance with generally accepted accounting principles, (5) all of such Person’s obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements, (6) all of such Person’s obligations with respect to letters of credit, bank guarantees, bankers’ acceptances and similar facilities, including related reimbursement obligations, (7) all of such Person’s obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (8) all of such Person’s obligations of the type referred to in clauses (1) through (7) above of another Person and all dividends of another Person, the payment of which, in either case, such Person has assumed or guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise or which is secured by a lien on such Person’s property and (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) of this definition; provided, however, that Indebtedness shall not include accounts payable or other accrued liabilities or obligations incurred in the ordinary course of business in connection with the obtaining of materials or services and any indebtedness or obligation that such Person may owe to any direct or indirect Subsidiary.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset.

“Make Whole Premium” has the meaning specified in Article IX.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Final Maturity or by declaration of acceleration, call for redemption, conversion, exercise of the repurchase right set forth in Article XII or otherwise.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 26, 2006, by and among the Company, Joy Acquisition Corp., Jazz Semiconductor, Inc. and TC Group L.L.C., as the Stockholders’ Representative.

“Non-electing Share” has the meaning specified in Section 10.12.

“Notice of Default” has the meaning specified in Section 4.1.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed by any Officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or employed by the Company and who shall be acceptable to the Trustee.

“Other Interest” means Additional Interest and Special Interest.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)  Securities for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (if other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(3)  Securities that have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent.

“Person” means a natural person, Corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 2.2.

“Place of Payment” has the meaning specified in Section 2.2.

“Pledge and Security Agreement” means the Pledge and Security Agreement dated as of the date hereof by and between the Company and U.S. Bank National Association, as collateral agent, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Agreement” means the Purchase Agreement, dated as of December 18, 2006 by and among the Company, CRT Capital Group LLC and Needham & Company, LLC.

“Purchasers” has the meaning specified in Section 14.9.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption” has the meaning specified in Section 14.1.

“Redemption Date” has the meaning specified in Section 14.1.

“Redemption Notice Date” has the meaning specified in Section 14.5.

“Redemption Price” means, beginning on December 31, 2009 through December 30, 2010, 102% of the principal amount of the Securities to be redeemed on the Redemption Date, and, beginning on December 31, 2010 and thereafter, 100% of the principal amount of the Securities to be redeemed on the Redemption Date.

“Registered Common Stock” means Common Stock that does not require registration or approval under any federal securities law or, if applicable, the securities laws of any state where a holder is located, before such shares are freely transferable without being subject to transfer restrictions under the Securities Act or for which such registration is completed pursuant to a Shelf Registration Statement or otherwise.

“Registered Securities” has the meaning specified in Section 2.1.

“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof, by and among the Company and CRT Capital Group LLC and Needham & Company LLC.

“Regular Record Date” for interest payable in respect of any Registered Security on any Interest Payment Date means the June 15 and the December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Repurchase Date” has the meaning specified in Section 12.1.

“Repurchase Price” has the meaning specified in Section 12.1.

“Residual Value Shares” has the meaning specified in Section 10.2.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including without limitation any vice president, assistant vice president, assistant treasurer, corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 2.1.

“Restricted Securities Legend” means, collectively, the legends substantially in the forms of the legends required in the form of Security attached hereto as Exhibit A to be placed upon each Security.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“Secured Indebtedness” means Indebtedness secured by a Lien.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.6.

“Shelf Registration Statement” has the meaning specified in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Stock Price” means the price paid, or deemed to be paid, per share of the Company’s Common Stock in connection with a Fundamental Change, as determined pursuant to Article IX.

“Special Interest” has the meaning specified in Section 4.2.

“Special Mandatory Redemption” has the meaning specified in Section 14.10.

“Special Mandatory Redemption Event” has the meaning specified in Section 14.10.

“Special Mandatory Redemption Date” has the meaning specified in Section 14.10.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.8.

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means a Person more than fifty percent (50%) of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the Person that ordinarily has or have voting power for the election of directors or Persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Subsidiary Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under this Indenture and on the Securities, executed pursuant to the provisions of this Indenture.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Trading Day” means: (1) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (2) if the Common Stock is quoted on a system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system; or (3) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on a system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Vice President” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” means, with respect to the Common Stock of the Company, for any day the volume weighted average price per share of Common Stock as displayed on Bloomberg on the American Stock Exchange (or, if the Company’s Common Stock is not then listed on the American Stock Exchange, on such other exchange on which the Common Stock is listed or if not so listed on any automated quotation system on which quotes for the Common Stock are available) from 9:30 a.m. to 4:00 p.m. (New York City time) on that day (or if such volume weighted average price is not available, the market value of one share on such day as the Company determines in good faith using a volume weighted method).

SECTION 1.2.   Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if required by this Indenture or the Trust Indenture Act, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 1.3.   Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.   Acts of Holders of Securities.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders. Such action shall become effective when such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  The principal amount and serial number of any Registered Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

(d)  The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

(e)  The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten (10) days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon receipt by the Trustee from any Holder of (1) any Notice of Default or breach referred to in Section 4.1(d), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (2) any declaration of acceleration referred to in Section 4.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (3) any direction referred to in Section 4.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (2) and (3), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth (10th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (1), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such Notice of Default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (2) or (3), and promptly after setting any record date with respect to clause (1), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided, however, that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the ninetieth (90th) day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

(f)  Except as provided in Sections 4.2 and 4.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5.   Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at the Corporate Trust Office, Attention: Corporate Trust Services (Acquicor Technology Inc. - 8% Convertible Senior Notes Due 2011), and shall be deemed given when received; or

(b)  the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company and for any Guarantors at 4910 Birch St., Suite 102, Newport Beach, CA 92660, Attention: General Counsel (telecopy no.: (949) 266-9020), or at any other address previously furnished in writing to the Trustee by the Company, and shall be deemed given when received.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.6.   Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld or delayed, shall constitute a sufficient notification to such Holders for every purpose hereunder.

Such notice shall be deemed to have been given when such notice is mailed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7.   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8.   Successors and Assigns.

All covenants and agreements in this Indenture by the Company and by the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9.   Separability Clause.

In case any provision in this Indenture, the Securities and the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10.   Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11.   Governing Law.

THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, INCLUDING, WITHOUT LIMITATION, THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401.

SECTION 1.12.   Legal Holidays.

In any case where any Interest Payment Date, Repurchase Date, Redemption Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, premium, if any, or interest on, or the payment of the Repurchase Price or Redemption Price (whether the same is payable in cash or in shares of Common Stock, the Successor Common Stock or a combination thereof or otherwise) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13.   Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof, except that prior to the filing of the Shelf Registration Statement pursuant to the Registration Rights Agreement, the Company will not comply with Section 314(d) of the Trust Indenture Act.

SECTION 1.14.   Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument

SECTION 1.15.   No Recourse.

An incorporator, director, officer, Affiliate or stockholder of the Company or a guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. This waiver and release does not extend to any claim arising under any federal or state securities laws.

ARTICLE 2.
THE SECURITIES

SECTION 2.1.   Form Generally.

The Securities and the Trustee’s certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, which Exhibit is incorporated into this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Internal Revenue Code of l986, as amended, and regulations thereunder (the “Code”), or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. All Securities shall be issued in registered form, as opposed to bearer form, and shall sometimes be referred to as the “Registered Securities.”

The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on steel engraved borders, if so required by any securities exchange upon which the Securities may be listed, or may be produced in any other manner permitted by the rules of any such securities exchange, or, if the Securities are not listed on a securities exchange, in any other manner approved by the Company, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

Upon their original issuance, Securities shall be issued in the form of one or more Global Securities without interest coupons and shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities that are Global Securities, are collectively herein called the “Restricted Global Security .”

SECTION 2.2.   Title and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to U.S.$145,000,000 (or such greater amount necessary to reflect exercise of the Initial Purchasers’ over-allotment option in compliance with the Purchase Agreement, but not in excess of U.S.$21,750,000), except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Sections 2.5, 2.6, 2.7, 7.5, 10.2, 12.2(e) or 14.8.

The Securities shall be known and designated as the “8% Convertible Senior Notes due 2011” of the Company. Their Stated Maturity shall be December 31, 2011 and they shall bear interest on their principal amount from the date of issuance, payable semiannually in arrears on June 30 and December 31 in each year, commencing June 30, 2007, at the rate of 8% per annum until the principal thereof is due and at the rate then in effect on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that (i) payments shall only be made on Business Days as provided in Section 1.12 and (ii) upon the occurrence of a Special Mandatory Redemption, Escrow Interest shall be paid in lieu of interest as described above.

The principal of, premium, if any, and interest on the Securities shall be payable as provided in the form of Securities attached hereto as Exhibit A, and the Redemption Price or the Repurchase Price, as applicable, shall be payable at such places as are identified in the Company Notice given pursuant to Section 12.2 (any city in which any Paying Agent is located being herein called a “Place of Payment”).

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, the Securities, such mention shall be deemed to include mention of the payment of Special Interest provided for under Section 4.2 and Additional Interest pursuant to the Registration Rights Agreement to the extent that, in such context, Special Interest or Additional Interest is, were or would be payable in respect thereof pursuant to the provisions of Section 4.2 or the Registration Rights Agreement and express mention of the payment of Special Interest or Additional Interest in any provisions hereof shall not be construed as excluding Special Interest or Additional Interest in those provisions hereof where such express mention is not made.

The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided by the form of Securities attached hereto as Exhibit A.

The Securities shall be redeemable at the option of the Company, as provided in Article XIV and the form of Securities attached hereto as Exhibit A. The Securities shall be mandatorily redeemable upon the occurrence of a Special Mandatory Redemption Event as provided in Section 14.10.

The Securities shall be convertible as provided in Article X (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article XII.

Until the completion of the Acquisition or a Special Mandatory Redemption, the Securities shall be secured as provided in the Pledge and Security Agreement.

SECTION 2.3.   Denominations.

The Securities shall be issuable only in registered form, without interest coupons, in denominations of U.S.$1,000 and integral multiples thereof.

SECTION 2.4.   Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by any Officer. Any such signature may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, which Company Order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the registered holder of each of the said Securities, and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.5.   Global Securities.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article II. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.6, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article II, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.6(c) and as otherwise provided in this Article II, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article II.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article II or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Registered Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

SECTION 2.6.   Registration, Registration of Transfer and Exchange; Restrictions on Transfer.

(a)  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 8.2 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 8.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 2.6, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 2.6, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, subject to the other provisions of this Section 2.6, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 2.7, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.5, 7.5, 10.2, 12.2(e), or 14.8 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, that may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

(b)   All Securities shall bear the applicable Restricted Securities Legend subject to the following:

(1)  subject to the following clauses of this Section 2.6(b), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security while represented thereby;

(2)  subject to the following clauses of this Section 2.6(b), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security), or any portion thereof, bearing a Restricted Securities Legend, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by such other Security;

(3)  any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including a Shelf Registration Statement), together with their Successor Securities, shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee at any time when prospectuses may not be delivered with respect to Securities to be sold pursuant to such registration statement. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

(4)  at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend (at the request of the Holder) may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received a certificate regarding the unrestricted nature of the Securities, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and make available for delivery such a new Security in exchange for or in lieu of such other Security as provided in this Article II;

(5)  a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and make available for delivery such a new Security as provided in this Article II ; and

(6)  notwithstanding the foregoing provisions of this Section 2.6(b), a Successor Security of a Security that does not bear a particular form of Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144 under the Securities Act, in which case the Trustee, at the direction of the Company, shall authenticate and make available for delivery a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article II.

(c)  Neither the Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 2.7.   Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

(a)  evidence to their satisfaction of the destruction, loss or theft of any Security, and

(b)  such security or indemnity as may be required by either or both of the Company or the Trustee to save each of them and any agent of either of them harmless from any loss or liability which any of them may suffer if a security is replaced and subsequently presented or claimed for payment, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, that may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.   Payment of Interest; Interest Rights Preserved.

Subject to the last two paragraphs of this Section, interest or Other Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in immediately available funds, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest or Other Interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than fifteen (15) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to provisions of Section 2.6, the foregoing provisions of this Section 2.8 and the next two paragraphs, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Interest on any Security that is converted in accordance with Section 10.2 during a Record Date Period shall be payable in accordance with the provisions of Section 10.2.

Escrow Interest payable with respect to a Special Mandatory Redemption shall be paid as provided in Article XIV and the Escrow Agreement.

SECTION 2.9.   Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.8) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.10.   Cancellation.

All Securities surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10. The Trustee shall dispose of all cancelled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 2.11.   Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12.   CUSIP Numbers.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers and the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in any such CUSIP number.

ARTICLE 3.
SATISFACTION AND DISCHARGE

SECTION 3.1.   Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities herein expressly provided for and the Company’s obligations to the Trustee pursuant to Section 5.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance reasonably satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when:

(a)  either:

(1)  all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.3) have been delivered to the Trustee for cancellation; or

(2)  all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (a)(1) above):

(i)	have become due and payable; or

(ii)	will have become due and payable at their Stated Maturity within one (1) year;

and the Company, in the case of clause (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i) above) an amount sufficient to pay and discharge the entire principal, premium, if any, and interest (including any Other Interest), if any, on such Securities not theretofore delivered to the Trustee for cancellation, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity; and

(b)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)  the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.7, the obligations of the Company to any Authenticating Agent under Section 5.12, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 8.3, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section 3.1, the obligations of the Company and the Trustee and the rights of the Holders under Article IV and the obligations of the Company and the Trustee under Section 2.6 and Article X shall survive. Funds held in trust pursuant to this Section 3.1 are not subject to the provisions of Article XI.

SECTION 3.2.   Application of Trust Money.

Subject to the provisions of the last paragraph of Section 8.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, if any, and interest (including Other Interest, if any) for whose payment such money has been deposited with the Trustee.

All moneys deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

ARTICLE 4.
REMEDIES

SECTION 4.1.   Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XI or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of the principal of or premium, if any, on any Security at its Maturity or in the event of a Special Mandatory Redemption; or

(b)  default in the payment of any interest (including Special Interest) if any, upon any Security when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

(c)  default in the Company’s obligation to deliver the settlement amount upon conversion of the Securities, together with cash in respect of any fractional shares, upon conversion of any Securities, and continuance of such default for a period of five (5) Business Days;

(d)  failure by the Company to give the Company Notice in accordance with Section 12.2; or

(e)  default in the performance, or breach, of any covenant of the Company or any Subsidiary in this Indenture (other than a covenant of default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.1), or in the payment of Other Interest when due, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(f)  (x) failure of the Company or any Subsidiary to make any payment, by the end of any applicable grace period, with respect to any indebtedness under any bond, debenture, note or similar instrument or other indebtedness (other than non-recourse obligations) for money borrowed, in an amount outstanding in excess of U.S.$5,000,000, whether such indebtedness now exists or shall hereafter be created, if such failure continues for a period of thirty (30) days or more, or (y) the acceleration of indebtedness in an amount in excess of $5.0 million because of a default with respect to such indebtedness and such indebtedness is not discharged or such acceleration is not cured, waived, rescinded or annulled within a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to cease or be cured, waived, rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; provided that, if any such failure or acceleration referred to in (x) or (y) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred; or

(g)  the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(h)  the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 4.2.   Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 4.1(g) or 4.1(h) occurs and is continuing, then in every such case the Trustee or the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration, such principal and all accrued and unpaid interest and Additional Interest thereon shall become immediately due and payable. If an Event of Default specified in Sections 4.1(g) or 4.1(h) with respect to the Company occurs, the principal of, and accrued and unpaid interest and Additional Interest on, all the Securities shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

Notwithstanding the foregoing, the sole remedy for an Event of Default specified in Section 4.1(e) relating to the failure by the Company to comply with its obligations under Section 8.6 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 120 days after the occurrence and during the continuance of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities then Outstanding (the “Special Interest”). The Special Interest will be in addition to any Additional Interest that may accrue and be payable under the Registration Rights Agreement and will be payable in the same manner as Additional Interest accruing under the Registration Rights Agreement. The Special Interest will accrue on all Outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 8.6 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 120th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 4.13). After the 120th day (or earlier, if such Event of Default is cured or waived pursuant to Section 4.13 on or before such 120th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 4.13 prior to such 120th day, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest and Special Interest on all such Securities to be due and payable immediately. This paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default and shall have no effect on the rights of Holders under the Registration Rights Agreement; provided, however, that in no event will the rate of Special Interest accruing on the Securities pursuant to this Section 4.2 and the Registration Rights Agreement at any time exceed 0.50% per annum in the aggregate. If Special Interest is payable under this Section 4.2, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Special Interest that is payable and (ii) the date on which Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Special Interest is payable. If Special Interest has been paid by the Company directly to the Persons entitled to it the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

This Section 4.2 is subject to the conditions that if, at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article IV provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(a)  the Company has paid or deposited with the Trustee a sum sufficient to pay:

(1)  all overdue interest, if any, on all Securities;

(2)  the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities;

(3)  to the extent permitted by applicable law, interest upon overdue interest at the rate then in effect and any Additional Interest then due; and

(4)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel; and

(b)  all Events of Default (other than the non-payment of the principal of, and any premium and interest on Securities that have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 4.13.

No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 4.3.   Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)  default is made in the payment of any interest on any Security when it becomes due and payable and such default continues for a period of thirty (30) days; or

(b)  default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will upon demand by the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest on any overdue principal, premium, if any, and, to the extent permitted by applicable law, on any overdue interest at the rate then in effect, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.4.   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (whether or not the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and whether or not the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and of the Holders of Securities allowed in such judicial proceeding; and

(b)  to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 5.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 4.5.   Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 4.6.   Application of Money Collected.

Subject to Article XI, any money collected by the Trustee pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee under Section 5.7;

SECOND: to the payment of the amounts then due and unpaid for principal of, premium, if any, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD: any remaining amounts shall be repaid to the Company.

SECTION 4.7.   Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or the like, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)  the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)  such Holder or Holders have furnished to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)  the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(e)  the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during the 60-day period referred to in (d) above;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 4.8.   Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.8) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of repurchase or redemption, on the Repurchase Date or the Redemption Date, respectively), and to convert such Security in accordance with Article X, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 4.9.   Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10.   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11.   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities, as the case may be.

SECTION 4.12.   Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)  such direction shall not be in conflict with any rule of law or with this Indenture; and

(b)  the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c)  the Trustee need not take any action which might expose it to personal liability, without the prior receipt of satisfactory indemnity (as determined by the Trustee in its sole discretion) from Holders requesting such action, or be unduly prejudicial to the Holders of Securities of such series not joining therein.

SECTION 4.13.   Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Securities represented at such meeting, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, premium, if any, interest (including Other Interest) or the Repurchase Price on any Security or (2) in respect of a covenant or provision hereof that under Article VII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 4.14.   Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of repurchase, on or after the Repurchase Date) or for the enforcement of the right to convert any Security in accordance with Article X.

SECTION 4.15.   Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5.
THE TRUSTEE

SECTION 5.1.   Certain Duties and Responsibilities.

(a)  Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and permissive rights of the Trustee hereunder shall not constitute performance duties; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but not to verify the contents thereof.

(b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)  this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

SECTION 5.2.   Notice of Defaults.

Within ninety (90) days after the occurrence of any default hereunder as to which a Responsible Officer of the Trustee has actually received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section 5.2, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 5.3.   Certain Rights of Trustee.

Subject to the provisions of Section 5.1:

(a)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d)  the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)  the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)  the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)  the Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)  the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(n)  the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; and

(o)  the Trustee shall have no duty to inquire as to the performance of the covenants in Article 8 hereof. In addition, Trustee shall not be deemed to have knowledge of any Event of Default or Default hereunder except (i) any Event of Default arising from a breach of Sections 8.1 or 8.5, or (ii) any Default or Event of Default of which the Trustee shall have received notification or obtained knowledge. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no Default has occurred or is continuing under this Indenture.

SECTION 5.4.   Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 5.5.   May Hold Securities, Act as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 5.6.   Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.

SECTION 5.7.   Compensation and Reimbursement.

The Company agrees:

(a)  to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)  to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)  to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys’ fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(g) or Section 4.1(h) with respect to the Company, the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section 5.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 5.8.   Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus (or for such purposes, the combined capital and surplus of any parent holding company) of at least U.S.$25,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the Borough of Manhattan, The City of New York. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.8, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V and a successor shall be appointed pursuant to Section 5.9.

SECTION 5.9.   Resignation and Removal; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of removal, the removed Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)  If at any time:

(1)  the Trustee shall cease to be eligible under Section 5.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months; or

(2)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, (i) in any such case the Company may remove the Trustee, or (ii) in the case of clause (d)(1) above only and subject to Section 4.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 5.9 and Section 5.10. If, within one (1) year after such resignation, removal or incapability, or occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 5.9 and Section 5.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The successor Trustee shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 5.10.   Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall, upon payment of its charges, promptly execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article V.

SECTION 5.11.   Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder (provided such Corporation shall be otherwise eligible under this Article V), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 5.12.   Authenticating Agents.

The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.12.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent (provided such Corporation shall be otherwise eligible under this Section 5.12), without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, the Trustee may appoint a successor Authenticating Agent, which shall be subject to acceptance by the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12.

If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 5.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

By: U.S. BANK NATIONAL ASSOCIATION,

By:___________ , as Authenticating Agent

By______________________________
Authorized Signature

SECTION 5.13.   Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign as Trustee hereunder, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 5.14.   Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 6.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1.   Company May Consolidate, Etc., Only on Certain Terms.

Without the consent or affirmative vote of the Holders of each Outstanding Security, the Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer, sell or lease such Person’s properties and assets substantially as an entirety to it, unless:

(a)  the Company is the surviving person or the Person formed by such consolidation or into which the Company is merged, or the Person to which the Company’s properties and assets are conveyed, transferred, sold or leased, shall be (1) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (2) any member country of the European Union, or any other country if the organization and existence of such Person in such country would not impair the rights of Holders and such resulting, surviving or transferee Person has common stock, or American Depository Receipts representing such common stock, trading on a national securities exchange in the United States, and, in each case, if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, Additional Interest, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)  immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.3.

For purposes of this Section, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. In no event will the consummation of the Acquisition be prohibited by this Section 6.1, require the consent or affirmative vote of the Holders of each Outstanding Security, or require the Company to deliver to the Trustee an Officer’s Certificate or an Opinion of Counsel.

SECTION 6.2.   Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer of all or substantially all the assets of the Company in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all the obligations and covenants under this Indenture and the Securities except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE 7.
SUPPLEMENTAL INDENTURES

SECTION 7.1.   Supplemental Indentures without Consent of Holders of Securities.

Without the consent or affirmative vote of any Holders of Securities, the Company, the Guarantors, if applicable, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture, the Securities and the Subsidiary Guarantees by entering into one or more indentures supplemental hereto for any of the following purposes:

(1)  to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, including to correct any inconsistency between the terms of this Indenture, any Subsidiary Guarantee or the Securities and the terms summarized in the “Description of Notes” section of the Offering Memorandum, dated December 12, 2006, relating to the Securities;

(2)  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article VI;

(3)  to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 10.1 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 12.1;

(4)  to make provision for an increase in the Conversion Rate, provided that the increase will not adversely affect the interests of the Holders of Securities;

(5)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(6)  to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(7)  to add Guarantors with respect to the Securities or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(8)  to secure the Securities or release the security as provided or permitted by the terms of this Indenture, the Escrow Agreement or the Pledge Agreement;

(9)  to add to the covenants of the Company or Events of Default for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company;

(10)  to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

(11)  to make any other provisions with respect to matters or questions arising under this Indenture as the Company may deem necessary or desirable, provided that such action pursuant to this clause (12) shall not adversely affect the interests of the Holders of Securities.

Upon Company Request accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 7.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 7.2.   Supplemental Indentures with Consent of Holders of Securities.

With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company, the Guarantors and the Trustee, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in principal amount of the Outstanding Securities represented at such meeting, the Company and the Guarantors when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities and the Subsidiary Guarantees or of modifying in any manner the rights of the Holders of Securities under this Indenture, the Subsidiary Guarantees or the Securities; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby:

(1)  change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount, any premium or the rate of interest payable thereon, or the coin or currency in which any Security or the interest or any premium thereon or any other amount in respect thereof is payable;

(2)  impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of any repurchase or redemption, on or after the Repurchase Date or the Redemption Date, respectively);

(3)  except as permitted by Section 10.12, adversely affect the right to convert any Security as provided in Article X; or

(4)  reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any supplemental indenture to modify or amend any provision of this Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(5)  modify any of the provisions of this Section 7.2 except to increase any required percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders of Securities under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The quorum at any meeting called to adopt a resolution shall be Holders representing a majority in aggregate principal amount of Securities at the time Outstanding.

SECTION 7.3.   Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 5.1 and 5.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 7.4.   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 7.5.   Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VII may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 7.6.   Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 7.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 8.
COVENANTS

SECTION 8.1.   Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall deposit or cause to be deposited with the Trustee, no later than the close of business on the date of the Stated Maturity of any Security or no later than the close of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds or shares of Common Stock on the date of such Stated Maturity or due date, as the case may be.

SECTION 8.2.   Maintenance of Offices or Agencies.

The Company hereby appoints the New York City office of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 8.3, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office.

SECTION 8.3.   Money for Security Payments to Be Held in Trust.

If the Company will act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, no later than the close of business on each due date of the principal of, premium, if any, or interest on any Securities, deposit with such Paying Agent(s) a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.3, that such Paying Agent will:

(a)  hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)  give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

(c)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Anything contained herein to the contrary notwithstanding, any money held by the Trustee or any Paying Agent in trust for the payment and discharge of the principal of, premium, if any, or interest on any Security that remains unclaimed for two (2) years after the date when each payment of such principal, premium, or interest has become payable shall, upon the request of the Company, be repaid by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, premium or interest on such Security. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, premium or interest on any of the Securities to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

SECTION 8.4.   Existence.

Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 8.5.   Statement by Officers as to Default.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate (one of the signers of which shall be the Company’s principal executive, principal financial or principal accounting officer), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officer’s Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 8.5 shall be delivered to the Trustee at the Corporate Trust Office.

SECTION 8.6.   Delivery of Certain Information.

The Company will deliver to the Trustee within fifteen (15) days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act; provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder of Securities or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (a) the date such a security (or any such predecessor security) was last acquired from the Company or (b) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto).

SECTION 8.7.   Registration Rights.

The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of a Registration Rights Agreement, dated as of December 19, 2006, executed by the Company as it may be amended from time to time in accordance with its terms.

If Additional Interest is payable by the Company pursuant to Section 7 of the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per U.S.$1,000 principal amount of the Securities that are payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such damages are payable. Unless and until an officer or representative of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.

SECTION 8.8.   Additional Subsidiary Guarantees.

If the Company or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that Domestic Subsidiary shall become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within thirty Business Days of the date on which it was acquired; provided, however, that no Domestic Subsidiary shall be required to execute a Subsidiary Guaranty pursuant to a supplemental indenture or deliver an Opinion of Counsel to the Trustee prior to the date thirty Business Days after the consummation of the Acquisition. The form of such Subsidiary Guarantee is attached as Exhibit D hereto.

ARTICLE 9.
MAKE WHOLE PREMIUM

In the event a Fundamental Change occurs prior to December 31, 2009, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning ten (10) Trading Days before the date the Company announces as the anticipated effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and ending at the close of business on the Trading Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. Any Make Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders upon conversion. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price of such Fundamental Change. If holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. In all other cases, the Stock Price shall be the average of the closing prices of the Company’s Common Stock for each of the ten (10) Trading Days immediately prior to, but not including, the Fundamental Change Effective Date.

Make-Whole Premium Upon a Fundamental Change (No. of Additional Shares per $1,000 Principal Amount)

		$5.64	$6.00	$6.50	$7.00	$7.50	$8.00	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00
Effective Date	12/31/06	40.879	35.966	30.584	26.114	22.373	19.225	16.565	14.311	12.400	10.780	9.409	8.300	7.330	6.525
	12/31/07	40.879	32.535	26.648	21.887	18.428	15.651	13.319	11.357	9.706	8.321	7.163	6.201	5.410	4.767
	12/31/08	40.879	27.657	21.375	16.420	12.659	9.680	7.640	6.104	4.836	3.894	3.232	2.722	2.430	2.245
	12/31/09	40.879	23.620	14.496	7.389	1.563	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The actual Stock Price or Fundamental Change Effective Date may not be set forth on the table, in which case:

(a)  if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable,

(b)  if the Stock Price on the Fundamental Change Effective Date exceeds $12.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and

(c)  if the Stock Price on the Fundamental Change Effective Date is less than $5.64 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid.

The Stock Prices set forth in the top row of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 10.5 hereof, other than as a result of an adjustment of the Conversion Rate pursuant to this Article IX.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 177.305 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 10.5 hereof.

The additional shares issuable pursuant to this Article IX shall be delivered upon the later of (i) the settlement date for the conversion and (ii) promptly following the Fundamental Change Effective Date.

By delivering the number of shares of Common Stock issuable on conversion to the Trustee, or to the Conversion Agent, if the Conversion Agent is other than the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, and Other Interest if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

The Trustee may conclusively rely on the Company’s calculations of the Make Whole Premium.

ARTICLE 10.
CONVERSION OF SECURITIES

SECTION 10.1.   Conversion Privilege and Conversion Rate.

(a)  Subject to and upon compliance with the provisions of this Article X, at the option of the Holder thereof, unless earlier repurchased or redeemed, any portion of the principal amount of any Security that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence upon the consummation of the Acquisition and expire at the close of business on the Final Maturity, unless the Security has been previously repurchased or redeemed, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case the Holder of a Security exercises his right to require the Company to repurchase or redeem the Security, such conversion right in respect of the security, or portion thereof, shall expire at the close of business on the second Business Day immediately preceding the Repurchase Date or Redemption Date, as applicable, unless the Company defaults in making the payment due upon repurchase (in each case subject, as aforesaid, to any Applicable Procedures with respect to any Global Security).

(b)  The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 136.426 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate will be adjusted under the circumstances provided in Section 10.5. All calculations under this Article shall be made to the nearest cent or to the nearest 1 /100ths of a share, as the case may be.

SECTION 10.2.   Conversion Consideration.

(a)  Upon surrendering any Securities for conversion, the Holder of such Securities shall receive, in respect of each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Applicable Conversion Rate.

(b)  At any time prior to Maturity, the Company shall have the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of Common Stock with respect to Securities to be converted following such election in cash, and, if applicable, shares of Common Stock.  If the Company shall make this election, then if a Holder surrenders its Securities for conversion, such Holder will receive, in respect of each $1,000 principal amount of Securities surrendered for conversion:

(1)  cash in the amount equal to the lesser of:

(A)  the principal amount of each Security; or

(B)  the Conversion Value; and

(2)  to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the “Residual Value Shares”) equal to the sum of the Daily Trading Share Amounts for each of the 20 consecutive Trading Days in the Applicable Conversion Reference Period; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 10.4.

(c)  The Company will determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock deliverable to Holders upon conversion in satisfaction of such excess.

SECTION 10.3.   Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8.2, accompanied by a duly signed and completed notice of conversion substantially in the form attached hereto as Exhibit C (the “Conversion Notice”) stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof that is to be repurchased or redeemed on a Repurchase Date or Redemption Date, respectively, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the Conversion Date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company’s delivery to the Holder of the number of shares of Common Stock, if any, and cash as provided in this Indenture, into which a Security is convertible and any rights pursuant to Section 10.6(m) will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security.

If the Company elects to settle in cash all or part of its obligations to deliver shares of Common Stock with respect to Securities to be converted, notice of such election shall be given to Holders in the manner provided in Section 1.6 on or before the date that is three Business Days following the Company’s receipt of the Conversion Notice.

Securities shall be deemed to have been converted on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock, issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(1)  delivering to the Trustee cash payable pursuant to Section 10.2, if any, as elected by the Company;

(2)  delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock, if any, issuable upon such conversion; and/or

(3)  delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock, if any, issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment of any cash in lieu of any fractional shares, if any, as provided in Section 10.4.

The Company shall (i) deliver shares of Common Stock, if any, deliverable upon conversion of all Securities into Common Stock to the Conversion Agent no later than the third Business Day following the Conversion Date, or (ii) in the event the Company elects to settle in cash all or part of its obligation to deliver shares of Common Stock with respect to Securities to be converted, deliver shares of Common Stock and cash, deliverable upon conversion of the Securities no later than the third Business Day following the end of the Applicable Conversion Reference Period.

Any shares of Common Stock delivered upon such conversion of Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Securities pursuant to Section 2.6 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided to the Company or to the Company’s transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Securities delivered for conversion are Securities.

In the case of any Security that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Registered Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S.$1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S.$l,000 or any integral multiple of U.S.$l,000 in excess thereof.

SECTION 10.4.   Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be valued by the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price on the Trading Day immediately preceding the Conversion Date.

SECTION 10.5.   Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustments from time to time as follows:

(a)  In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective (subject to paragraph (l) of this Section 10.5) immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b)  In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 10.5) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants (1) that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person or (2) that are distributed to shareholders of the Company upon a merger or consolidation), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective (subject to paragraph (l) of this Section 10.5) immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be, and as a result no additional shares are delivered or issued pursuant to such rights, options or warrants. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c)  (i) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced; and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness, shares of any class of capital stock, or other property (provided that if these rights are only exercisable upon the occurrence of specified triggering events, the Conversion Rate will not be adjusted until the triggering events occur) (including cash or assets or securities, but excluding (1) any rights, options or warrants referred to in paragraph (b) of this Section 10.5 and the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders’ rights plan or the detachment of such rights under the terms of such stockholders’ rights plan, (2) any dividend or distribution paid in cash, except as set forth in paragraphs (e) and (f) of this Section 10.5, (3) any dividend or distribution referred to in paragraph (a) of this Section 10.5 and (4) any merger or consolidation paid in cash to which Section 10.12 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 10.5) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, shares or evidences of Indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective (subject to paragraph (l) of this Section 10.5) immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(e)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding cash portions of distributions referred to in Section 10.5(d) and any cash that is distributed upon a merger or consolidation to which Section 10.12 applies), then, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 10.5) of the Common Stock on the date fixed for such determination less an amount equal to the cash distribution per share of Common Stock and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 10.5) of the Common Stock on such date fixed for determination.

(f)  In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be completed for an aggregate consideration consisting of cash and/or property having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that exceeds the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.5) as of the completion of such tender offer (the “Completion Date”) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date, then, and in each such case, immediately prior to the opening of business on the day after the date of the Completion Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the Completion Date by a fraction (A) the numerator of which shall be equal to (i) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.5) on the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) on the Completion Date less (ii) the fair market value of the aggregate consideration paid in the tender offer (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 10.5) as of the Completion Date multiplied by (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Completion Date less the number of all shares validly tendered and not withdrawn as of the Completion Date.

(g)  The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 10.11 applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph (d) of this Section 10.5), and (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section 10.5).

(h)  For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 10.5, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the Volume Weighted Average Price for the Trading Day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(i)  No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(j)  The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section 10.5, as it considers to be advisable in order to avoid or diminish any income tax liability to any holders of shares of Common Stock resulting from any dividend or distribution of Common Stock or issuance of rights or warrants to purchase or subscribe for Common Stock or from any event treated as such for income tax purposes.

To the extent permitted by applicable law and subject to the stockholder approval requests of any applicable U.S. Securities exchange on which the Common Stock is traded, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of Securities in the manner provided in Section 1.6 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(k)  Notwithstanding the foregoing provisions of this Section 10.5, no adjustment of the Conversion Rate shall be required to be made (1) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends, (2) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto or (3) as a result of a rights plan or poison pill implemented by the Company.

(l)  In any case in which this Section 10.5 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (1) defer paying any cash payment pursuant to Section 10.4 hereof or issuing to the Holder of such Security the number of shares of Common Stock issuable upon such conversion in excess of the number of shares of Common Stock issuable thereupon only on the basis of the Conversion Rate prior to adjustment, and (2) not later than five (5) Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 10.4 hereof and issue to such Holder the additional shares of Common Stock issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion Rate shall be made if the event giving rise to such adjustment does not occur.

(m)  In the event that the Company distributes rights or warrants (other than those referred to in paragraph (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the Common Stock issuable upon conversion of the Securities (the “Conversion Shares”), a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the “Distribution Date”), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

SECTION 10.6.   Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a)  the Company shall compute the adjusted Conversion Rate in accordance with Section 10.5 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with the Conversion Agent; and

(b)  upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours. Unless and until a Responsible Officer of the Trustee and Conversion Agent receive notice of an adjusted Conversion Rate, the Trustee and the Conversion Agent may rely without inquiry on the Conversion Rate most recently in effect.

SECTION 10.7.   Notice of Certain Corporate Action.

In case:

(a)  the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(b)  the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(c)  of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

(d)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 8.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least twenty (20) days (or ten (10) days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 10.7. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 8.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 10.8.   Company to Reserve Common Stock.

The Company shall at all times following the consummation of the Acquisition and the approval of the Authorized Share Increase reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 10.9.   Taxes on Conversions.

Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 10.10.   Covenant as to Common Stock.

The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will be newly issued shares and will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 10.9, the Company will pay all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto) or such other applicable governmental authority, to secure such registration or approval in connection with the conversion of Securities.

The Company further covenants that if at any time the Common Stock shall be listed on the American Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities.

SECTION 10.11.   Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10 .

SECTION 10.12.   Provision in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (a) is not a Person with which the Company consolidated or merged with or into or that merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person and (b) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 10.12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X. The above provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

Neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers Certificate or an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 10.13.   Responsibility of Trustee for Conversion Provisions.

(a)  The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, that may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article X .

ARTICLE 11.

[RESERVED]

ARTICLE 12.
PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A
FUNDAMENTAL CHANGE

SECTION 12.1.   Right to Require Repurchase.

In the event that a Fundamental Change shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 12.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date (the “Repurchase Date”) that is fixed by the Company at a cash purchase price equal to one hundred percent (100%) of the principal amount of the Securities to be repurchased plus interest and Other Interest, if any, accrued to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8. The Repurchase Date will be determined by the Company in the following manner: (i) the Company will give notice of the Fundamental Change as contemplated in Section 12.2(a) ; (ii) each Holder electing to exercise the repurchase right must deliver, on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company’s notice provided in provision (i) above: (A) irrevocable written notice to the trustee of such Holder’s exercise of its repurchase right; and (B) the Securities with respect to which such repurchase right is being exercised; and (iii) the Company will make the repurchase on a date that is no later than twenty (20) Business Days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article III unless a Fundamental Change shall have occurred prior to such discharge.

SECTION 12.2.   Notices; Method of Exercising Repurchase Right, Etc.

(a)  On or before the twentieth (20th) day after the occurrence of a Fundamental Change, the Company or, at the request and expense of the Company on or before the thirtieth (30th) day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

Each notice of a repurchase right shall state:

(1)  the Repurchase Date,

(2)  the date by which the repurchase right must be exercised,

(3)  the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock or a combination thereof,

(4)  a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

(5)  that on the Repurchase Date, the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,

(6)  the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion,

(7)  the place or places that the Notice of Election of Holder to Require Repurchase attached hereto as Exhibit B, shall be delivered, and the form of such notice, and

(8)  the CUSIP number or numbers of such Securities.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article XII are inconsistent with applicable law, such law shall govern.

(b)  To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company Notice (1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (2) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

(c)  In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash, as provided above, for payment to the Holder on the Repurchase Date together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised.

(d)  If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(e)  Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(f)  All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

ARTICLE 13.
HOLDERS LISTS AND REPORTS BY
TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 13.1.   Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)  semi-annually, not more than fifteen (15) days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

(b)  at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 13.2.   Preservation of Information.

(a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.1 upon receipt of a new list so furnished.

(b)  After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 13.3.   No Recourse Against Others.

An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company or any successor entity shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.4.   Reports by Trustee.

(a)  After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

(b)  After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 13.5.   Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 14.
REDEMPTION OF SECURITIES

SECTION 14.1.   Right of Redemption.

The Company may elect to redeem for cash all or any portion of the Securities (a “Redemption”) at any time on or after December 31, 2009 (the “Redemption Date”).

The Securities shall not be redeemable at the option of the Company other than pursuant to this Article XIV. The Securities shall be subject to mandatory redemption as provided in Section 14.10.

SECTION 14.2.   Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XIV .

SECTION 14.3.   Election to Redeem; Notice to Trustee.

In case of any redemption pursuant hereto, the Company shall, at least fifteen (15) Business Days prior to the Redemption Notice Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by Company Request of the Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to Trustee such documentation and records as shall enable Trustee to select the Securities to be redeemed pursuant to Section 14.4.

SECTION 14.4.   Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee at least five (5) Business Days prior to the Redemption Notice Date from the Outstanding Securities not previously called for redemption by lot or such method as the Trustee may deem fair and appropriate.

If any Registered Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the unconverted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount and certificate numbers thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 14.5.   Notice of Redemption.

Upon not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (the “Redemption Notice Date”), notice of Redemption shall be given by the Company, or by the Trustee upon the written request of the Company, in the manner provided in Section 1.6 to all Holders of Securities in the case of an Redemption by the Company. All notices of Redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(a)  the Redemption Date,

(b)  the Redemption Price,

(c)  that on the Redemption Date the Redemption Price, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date,

(d)  the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion, and

(e)  the place or places where such Securities are to be surrendered for payment of the Redemption Price.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

Notice of Redemption received by the Trustee shall be given by the Trustee to the Paying Agent in the name of and at the expense of the Company.

Notice of redemption of Securities to be redeemed at the election of the Company, at its written request to Trustee made at least 45 days prior to the Redemption Date, shall be given by the Trustee in the name and at the expense of the Company. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 14.6.   Deposit of Redemption Price.

Not less than one (1) Business Day prior to any Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued or unpaid interest and Additional Interest on, all the Securities that are to be redeemed on that date other than any Securities called for Redemption on that date that have been converted prior to the date of such deposit.

If any Security called for Redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the Redemption of such Security shall (subject to any right of the Holder or such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 2.8) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 14.7.   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities to be so redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including any applicable accrued interest) such Securities shall cease to bear interest. Upon surrender of any Securities for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with any applicable accrued and unpaid interest and Other Interest up to but not including the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at the rate then in effect, and such Security shall remain convertible until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

SECTION 14.8.   Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 8.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 14.9.   Conversion Arrangement on Call for Redemption.

In connection with any redemption of the Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers (the “Purchasers”) to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the applicable Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to such Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article XIV, the obligation of the Company to pay the applicable Redemption Price, together with any applicable interest (including Other Interest) accrued and unpaid to, but not including, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the second (2nd) Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article XIV) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 14.10.   Escrow Agreement and Special Mandatory Redemption.

(a)  Except as set forth in clause (b) of this Section 14.10 or under Article XII hereof, the Company is not required to make mandatory redemption payments with respect to the Securities.

(b)  The Company agrees to enter into the Escrow Agreement on the date hereof and comply with the terms and provisions thereof. Each Holder, by its acceptance of this Security, consents and agrees to the terms of the Escrow Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee, in its capacity as escrow agent, to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c)  In accordance with the terms and conditions of the Escrow Agreement, and using the Deposits (as defined in the Escrow Agreement), the Company shall redeem all and not less than all of the Securities, if the Acquisition and/or the Authorized Share Increase shall not have been approved by the Company’s stockholders on or before May 31, 2007 or shall have been rejected by the stockholders prior to that date (in either case, a “Special Mandatory Redemption Event”), at a redemption price equal to 100% of the principal amount of the Securities, plus any Escrow Interest (a “Special Mandatory Redemption”). In the event of a Special Mandatory Redemption, the Company shall not be required to make interest payments on each Interest Payment Date at a rate of 8% per annum but shall only be required to pay the Escrow Interest.

(d)  Upon the occurrence of a Special Mandatory Redemption Event, the Company will cause a notice of such redemption to be sent in the manner set forth in Section 1.6 no later than five (5) Business Days after the occurrence of the Special Mandatory Redemption Event, and shall redeem the Securities no later than fifteen (15) days following the date of such notice of redemption (the “Special Mandatory Redemption Date”).

(e)  The Deposits may be released from the Escrow Agreement in accordance with the provisions of the Escrow Agreement. The Trustee and each of the Holders acknowledge that a release of Deposits in accordance with the provisions of the Escrow Agreement and of this Indenture will not be deemed for any purpose to be an impairment of the Deposits in contradiction of the terms of this Indenture or the Trust Indenture Act. Prior to the filing of the Shelf Registration Statement pursuant to the Registration Rights Agreement, the Company will not comply with Section 3.14(d) of the Trust Indenture Act relating to the release of property or securities from the Escrow Agreement and relating to the substitution therefore of any property or securities to be subjected to the Escrow Agreement to be complied with.

SECTION 14.11.  Security and Pledge.

(a)  To secure certain obligations of the Company to the Holders of the Securities, the Company agrees to enter into the Pledge Agreement on the date hereof an comply with the terms and provisions thereof.

(b)  Each Holder, by its acceptance of this Security, consents and agrees to the terms of the Pledge Agreement as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee, in its capacity as collateral agent, to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c)  The Collateral (as defined in the Pledge Agreement) may be released from the security interest created by the Pledge Agreement at any time or form time to time in accordance with the provisions of the Pledge Agreement. The Trustee and each of the Holders acknowledge that a release of a lien strictly in accordance with the provisions of the Pledge Agreement and of this Indenture will not be deemed for any purpose to be an impairment of the Collateral in contraction of the terms of this Indenture or the Trust Indenture Act. Prior to the filing of the Shelf Registration Statement pursuant to the Registration Rights Agreement, the Company will not comply with Section 3.14(d) of the Trust Indenture Act relating to the release of property or securities from the lien and security interest created under the Pledge Agreement and relating to the substitution therefore of any property or securities to be subjected to the lien and security interest created under the Pledge Agreement to be complied with.

ARTICLE 15.
SUBSIDIARY GUARANTEES

SECTION 15.1.   Guarantee.

(a)   After the consummation of the Acquisition, subject to this Article XV, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(1)  the principal of, premium and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)   in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)  The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)  Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article IV hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

SECTION 15.2.    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XV, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 15.3.   Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 15.1, within thirty (30) Business Days following the consummation of the Acquisition, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 15.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, the Company will cause such Domestic Subsidiary to comply with this Article XV, to the extent applicable.

SECTION 15.4.   Guarantors May Consolidate, etc., on Certain Terms; Releases.

In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of (a) merger, consolidation or otherwise, (b) a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, or (c) upon satisfaction and discharge of this Indenture in accordance with Section 3.1, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the foregoing clause shall not apply to any sale or disposition that constitutes a Fundamental Change.  Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article XV.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

ACQUICOR TECHNOLOGY INC.

By	/s/ Gilbert F. Amelio
Name: Gilbert F. Amelio Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice-President

EXHIBIT A

[FORM OF FACE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY OTHER THAN ANY RESTRICTED GLOBAL SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (2) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO ACQUICOR TECHNOLOGY INC.) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR OTHER EXEMPTIONS THEREFROM.

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED GLOBAL SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY BENEFICIAL INTEREST IN THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF SUCH BENEFICIAL INTEREST IN THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR OTHER EXEMPTIONS THEREFROM.

EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS NOTE (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THIS NOTE THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF ACQUICOR TECHNOLOGY INC. THAT (A) ANY BENEFICIAL INTEREST IN THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (2) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO ACQUICOR TECHNOLOGY INC.) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND THAT (B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE NOTE OR SUCH COMMON STOCK ISSUABLE UPON ITS CONVERSION FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[THE FOLLOWING LEGENDS SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS DEFINED IN THE INDENTURE) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION AGREEMENT.

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY FOR WHICH THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ACQUICOR TECHNOLOGY INC.

8% CONVERTIBLE SENIOR NOTE DUE DECEMBER 31, 2011

No. ___________	U.S.$ ___________

CUSIP No.

Acquicor Technology Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ United States Dollars (U.S.$ __________) [if this Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $__________________ in the aggregate at any time, [by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)]] on December 31, 2011, unless repurchased or redeemed on an earlier date.

Interest Payment Dates:	June 30 and December 31
Regular Record Dates:	June 15 and December 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

ACQUICOR TECHNOLOGY INC.

By:
Name:
Title:

Attest:

________________________________
Name:

Dated: _________________

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: _____________________________________
Authorized Signatory

[FORM OF REVERSE]

Indenture; Defined Terms. This Security is one of a duly authorized issue of securities of the Company designated as its “8% Convertible Senior Notes due December 31, 2011” (herein called the “Securities”), limited in aggregate principal amount to U.S.$145,000,000, issued and to be issued under an Indenture dated as of December 19, 2006 (herein called the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture

Payments of Interest. The Company promises to pay interest on the principal amount of this Security, from December 19, 2006, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 30 and December 31 in each year (each, an “Interest Payment Date”), commencing June 30, 2007, at the rate of 8% per annum, until the principal hereof is due, and at the rate then in effect on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 15 and December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Notwithstanding the foregoing, in the event of a Special Mandatory Redemption, Escrow Interest shall be paid as provided in Section 14.10 of the Indenture.

Method of Payment. Payment of interest or Additional Interest on this Security may be made at the option of the Company by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee.

Payments of Principal. Payments of principal shall be made upon the surrender of this Security at the Corporate Trust Office or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee.

Sinking Fund. No sinking fund is provided for the Securities.

Tax. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

In any case where the due date for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Security or the last day on which a Holder of a Security has a right to convert its Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Redemption of Securities at Option of Company. All or any portion of the Securities are subject to redemption at the option of the Company at any time on or after December 31, 2009 (“Optional Redemption”), upon not less than twenty (20) nor more than thirty (30) days notice to the Holders prior to the redemption date specified in such notice (the “Optional Redemption Date”). The redemption price (the “Optional Redemption Price”) (i) on or prior to December 30, 2010, shall equal 102% of the principal amount, together with accrued and unpaid interest to, but excluding, the Optional Redemption Date or (ii) beginning on December 31, 2010 and thereafter, shall equal 100% of the principal amount, together with accrued and unpaid interest to, but excluding, the Optional Redemption Date. The Securities shall not be redeemable at the option of the Company other than pursuant to Article XIV of the Indenture. The Securities are also subject to mandatory redemption upon the occurrence of a Special Mandatory Redemption Event pursuant to Section 14.10 of the Indenture.

Conversion at the Option of the Holder. Upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time after consummation of the Acquisition and on or before the close of business on December 31, 2011, or in case the Holder of this Security has exercised his right to require the Company to repurchase or redeem this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon repurchase or redemption) not after, the close of business on the date two Business Days immediately preceding the Repurchase Date or the Redemption Date, as applicable, to convert this Security or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000 (provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Rate per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate, if any adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank.

In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or a portion thereof is repurchasable or redeemable, on a Repurchase Date or a Redemption Date, respectively, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate.

The interest so payable on such Interest Payment Date, with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion.

At any time prior to the Final Maturity, the Company shall have the option to unilaterally and irrevocable elect to settle its obligations to deliver shares of Common Stock with respect to the Securities to be converted following such election, in cash, pursuant to Section 10.2 of the Indenture. Except as provided in this paragraph and subject to the Indenture, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion.

The Company’s delivery to the Holder of the number of shares of Common Stock, if applicable, cash, or combination of cash and Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible and any rights pursuant to Section 10.5(m) of the Indenture will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security. The Company shall (i) deliver shares of Common Stock, if any, deliverable upon conversion of all Securities into Common Stock to the Conversion Agent no later than the third Business Day following the Conversion Date, or (ii) in the event the Company elects to settle in cash all or part of its obligation to deliver shares of Common Stock with respect to Securities to be converted, deliver shares of Common Stock and cash, deliverable upon conversion of the Securities no later than the third Business Day following the end of the Applicable Conversion Reference Period.

No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate; provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

Special Mandatory Redemption. Pending approval of the Acquisition and the Authorized Share Increase by the Company’s stockholders, the gross proceeds from the offering of the Securities shall be placed into an escrow account (the “Escrow Account”) held pursuant to the terms of the Escrow Agreement. The Securities shall be subject to a special mandatory redemption at a redemption price of 100% of the principal amount plus any interest income earned on the funds in the Escrow Account in the event the Acquisition and/or the Authorized Share Increase is rejected by the Company’s stockholders or not approved by the Company’s stockholders on or prior to May 31, 2007.

Optional Repurchase Upon Fundamental Change. If a Fundamental Change occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is equal to U.S. $1,000 or any greater integral multiple of U.S.$1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest and Additional Interest, if any, accrued to, but excluding, the Repurchase Date plus the Make Whole Premium, if any.

[The following paragraph shall appear in each Registered Security that is not a Global Security:

In the event of repurchase, redemption or conversion of this Security in part only, a new Registered Security or Registered Securities for the unrepurchased, unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof.]

[The following three paragraphs shall appear in each Security that is a Restricted Security.]

Registration Rights Agreement. The Holder of this Security [if this Security is a Global Security, then insert—(including any Person that has a beneficial interest in this Security)] and the Common Stock issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of December 19, 2006 (the “Registration Rights Agreement”), executed by the Company. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Registered Securities and the Common Stock issuable upon conversion thereof, in each case, that are Registrable Securities, at the Company’s expense, (a) to file on or before 90 days following the date the Company’s stockholders approve the Acquisition, a shelf registration statement (the “Shelf Registration Statement”) with the Commission with respect to resales of the Registrable Securities, (b) thereafter to use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before 180 days after the approval of the Acquisition, and (c) to use its reasonable best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (1) the sale under the Shelf Registration Statement of all the Registrable Securities registered thereunder, (2) all of the Holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, or (3) all Registrable Securities have ceased to be outstanding. Pursuant to the Registration Rights Agreement, if the Company fails to have the Shelf Registration Statement declared effective on or prior to the 180h day following the approval of the Acquisition or to keep the Shelf Registration Statement effective thereafter and certain other circumstances as described in the Registration Rights Agreement, the Company has agreed to pay additional interest for the duration of such failure, from and including the date of such failure. During the first 90 days following the occurrence of such failure, the Additional Interest will be in the amount of 0.25% per annum, increasing at the end of such 90-day period by 0.25% per annum, subject to a maximum rate of 0.50% per annum until the event giving rise to the Additional Interest has been cured.

If the Holder of this Security [if this Security is a Global Security, then insert— (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.

Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Securities or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act” ), in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Event of Default and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued and unpaid interest, if any, and Additional Interest, if any, to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and furnished the Trustee reasonable indemnity, the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during such 60-day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, Additional Interest, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert, redeem or repurchase this Security as provided in the Indenture.

Subsidiary Guarantees. After the consummation of the Acquisition, the Securities will be guaranteed by each of the Company’s current and future Domestic Subsidiaries. The obligations of each Subsidiary Guarantor shall be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof, the Securities and the Subsidiary Guarantees and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture, the Securities or the Subsidiary Guarantees at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture, the Securities and the Subsidiary Guarantees and certain past defaults under the Indenture, the Securities and the Subsidiary Guarantees and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

Denominations; Transfer; Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase, redemption or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

Persons Deemed Owners. Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Authentication. Unless the certificate of authentication has been executed by the Trustee or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Trust Indenture Act. Prior to the filing of the Shelf Registration Statement pursuant to the Registration Rights Agreement, the Company will not comply with Section 3.14(d) of the Trust Indenture Act.

No Recourse. An incorporator, director, officer, Affiliate or stockholder of the Company or a guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver and release does not extend to any claim arising under any federal or state securities laws.

EXHIBIT B

ELECTION OF HOLDER TO REQUIRE REPURCHASE

1. Pursuant to Section 12.1 of the Indenture, the undersigned hereby elects to have the principal amount of this Security set forth below repurchased by the Company.

2. The undersigned hereby directs the Trustee or the Company to pay it or                    an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date or, at the Company’s election, Common Stock, valued as set forth in the Indenture.

Dated: ___________

Signature
Signature Guaranteed

Principal amount to be repurchased:

________________________________
(must be equal to U.S.$1,000 or any greater
integral multiple of U.S.$1,000):

Remaining principal amount following such repurchase:
______________________________________

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

EXHIBIT C

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S.$1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated: _____________
Signature

If shares or Registered Securities are to be	If only a portion of the Securities is to be
registered in the name of a Person other than	converted, please indicate:
the Holder, please print such Person’s
name and address	1. Principal amount to be converted:
U.S.$_______________________
(any integral multiple of U.S.$1,000)

Address	2. Principal amount and denomination of
Registered Securities representing
unconverted principal amount to be
Social Security or other Taxpayer	issued:
Identification Number, if any

Amount: U.S.$________________
Signature Guaranteed

EXHIBIT D

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 19, 2006 (the “Indenture”) Acquicor Technology Inc. (the “Company”), the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of Securities, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                           , 200   , among                          (the “Guaranteeing Subsidiary”), a subsidiary of Acquicor Technology Inc. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 19, 2006 providing for the issuance of 8% Convertible Senior Notes due 2011 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Article IX of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)  Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company hereunder or thereunder, that:

(i)  the principal of, and premium and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)  in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)   The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)  The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)  This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)   The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)  As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 4 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)  Pursuant to Section 15.2 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 15 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

3.  EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4.  GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS; RELEASES. Nothing contained in the Indenture or in any of the Securities shall prevent any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor; provided, that such sale or disposition does not constitute a Fundamental Change. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Subsidiary Guarantee.

5.  NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder, member, managing member, partner or agent of the Guaranteeing Subsidiary, in such capacity, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting Securities waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6.  THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, INCLUDING, WITHOUT LIMITATION, THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401.

7.  COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.  EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.  THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ACQUICOR TECHNOLOGY INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory